UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2006

DDi Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30241	061576013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1220 Simon Circle, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-688-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2006, DDi Corp. ("the Company") entered into an Employment Agreement with Michael R. Mathews, the Company’s Senior Vice President - Manufacturing Operations.

In accordance with the terms of the Employment Agreement, Mr. Mathews will be paid an annual base salary of $275,000, which will be paid retroactively from September 1, 2006. Mr. Mathews will be eligible to participate in all senior management bonus plans established by the Company’s Board of Directors. The target amount of incentive bonuses will be determined by the Compensation Committee of the Board of Directors ("the Compensation Committee"). Mr. Mathews will also be entitled to stock options, grants of restricted stock or other equity based compensation commensurate with the Executive’s position and responsibility to be determined by the Compensation Committee.

The Employment Agreement has no specific term and is subject to termination by either the Company or Mr. Mathews with or without cause. In the event the Company terminates Mr. Mathews's employment other than for cause (as defined in the employment agreement), Mr. Mathews may be eligible for: (i) a severance payment equal to 12 months’ base salary, (ii) an amount equal to the pro-rata portion of any bonus payments that would have been due him had he been employed with the Company on the last day of the year during which the termination occurred, (iii) the immediate vesting of any outstanding equity awards previously granted to him which would have vested over the (12) month period following the termination, and (iv) reimbursement of the cost of continuation coverage under COBRA for 12 months. In the event of a change of control of the Company, as defined in the Employment Agreement, Mr. Mathews may resign for good reason and be eligible to receive the severance benefits discussed above if Mr. Mathews is not offered a position with the Company’s successor with the same responsibilities, compensation or benefits that Mr. Mathews has immediately prior to the change of control.

The Employment Agreement provides that Mr. Mathews will not solicit customers or employees of the Company during his employment with the Company or any period during which he is receiving severance payments from the Company. The Employment Agreement further provides that Mr. Mathews will not accept employment with, or otherwise engage in, any business that competes with the Company during his employment or any period during which he is receiving severance payments from the Company. The Company will also reimburse Mr. Mathews for certain relocation expenses and pay certain living expenses for Mr. Mathews until he relocates his residence from New Hampshire to California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi Corp.

December 13, 2006	By:	Kurt Scheuerman

Name: Kurt Scheuerman
Title: Vice President and General Counsel